Exhibit 4.25

NEWS AMERICA INCORPORATED,

Company,

NEWS CORPORATION,

Guarantor

and

U.S. BANK NATIONAL ASSOCIATION

(as successor to STATE STREET BANK AND TRUST COMPANY

and THE FIRST NATIONAL BANK OF BOSTON),

Trustee

SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of May 23, 2007

Amending and Supplementing the Indenture

Dated as of January 28, 1993

Senior Securities

SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of May 23, 2007 among News America Incorporated, a Delaware corporation (the “Company”), with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, News Corporation, a Delaware corporation (“News Corporation”), News Australia Holdings Pty Limited, an Australia corporation (ABN 32 105 197 028) (“NAHPL”), FEG Holdings, Inc., a Delaware corporation (“FEGH”), Fox Entertainment Group, Inc., a Delaware corporation (“FEG”), News America Marketing FSI, LLC, a Delaware limited liability company (“NAM”), News Publishing Australia Limited, a Delaware corporation (“NPAL”) and U.S. Bank National Association (as successor to State Street Bank Trust Company and The First National Bank of Boston), a national banking association, as trustee (the “Trustee”), amending and supplementing the Indenture, dated as of January 28, 1993 (the “Original Indenture”), among the Company, the guarantors named therein and the Trustee, which provided for the issuance from time to time of the Company’s senior debt securities to be issued in one or more series as provided therein. (The Original Indenture, as supplemented by the First Supplemental Indenture, dated as of March 24, 1993, the Second Supplemental Indenture, dated as of April 8, 1993, the Third Supplemental Indenture, dated as of May 20, 1993, the Fourth Supplemental Indenture, dated as of May 28, 1993, the Fifth Supplemental Indenture, dated July 21, 1993, the Sixth Supplemental Indenture, dated as of January 25, 1994, the Seventh Supplemental Indenture, dated as of February 4, 1994, the Eighth Supplemental Indenture, dated as of May 12, 1994, the Ninth Supplemental Indenture, dated as of August 1, 1995, the Tenth Supplemental Indenture, dated as of March 2, 2000, the Eleventh Supplemental Indenture, dated as of February 14, 2001, the Twelfth Supplemental Indenture, dated as of June 27, 2003, the Thirteenth Supplemental Indenture, dated as of November 12, 2004, the Fourteenth Supplemental Indenture, dated as of March 14, 2005, the Fifteenth Supplemental Indenture, dated as of March 21, 2005 and this Sixteenth Supplemental Indenture, as of May 23, 2007 and as it may hereafter be supplemented is referred to herein as the or this “Indenture”.) Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

RECITALS:

WHEREAS, pursuant to Section 909 of the Original Indenture (as redesignated as Section 907 of the Original Indenture by the First Supplemental Indenture), any Restricted Subsidiary that is not a Guarantor which issues any guarantee of any Indebtedness for money borrowed in excess of $50 million shall guarantee under the Indenture the Securities to the same extent and in the same manner in which such other Indebtedness is so guaranteed; and

WHEREAS, Limited Liability Company “APR City/TVD,” Limited Liability Company “Display,” Media Support Services Limited, Limited Liability Company “Outdoor Marketing (Russia),” Limited Liability Company “Outdoor Media Management” and Outdoor Systems Limited, which are not currently guarantors under the Indenture, have issued guarantees of indebtedness for money borrowed in excess of $50 million (the “Restricted Subsidiary Guarantees”) and are required, therefore, to execute this Supplemental Indenture pursuant to the terms of said Section 909 of the Original Indenture; and

WHEREAS, effective May 23, 2007 NAHL, NPAL, FEG, FEGH, NAM, Limited Liability Company “APR City/TVD,” Limited Liability Company “Display,” Media Support

Services Limited, Limited Liability Company “Outdoor Marketing (Russia),” Limited Liability Company “Outdoor Media Management” and Outdoor Systems Limited were each unconditionally and fully released in writing from all obligations under guarantees of Indebtedness under a Five Year Credit Agreement dated as of June 27, 2003 among the Company, as Borrower, the Initial Guarantors and Lenders party to the Credit Agreement, and Citibank, N.A., as Agent (the “Revolving Credit Agreement”) and are therefore, pursuant to Section 1205 of the Original Indenture as supplemented by Section 203 of the Fourth Supplement, released and eliminated from the terms of the Guarantee and as Guarantors under the Indenture; and

WHEREAS, the provisions of this Sixteenth Supplemental Indenture shall not adversely affect the interests of the Holders of Securities of any series in any material respects; and

WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the “TIA”), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Company has duly authorized the execution and delivery of this Sixteenth Supplemental Indenture and have done all things necessary to make this Sixteenth Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

ORIGINAL INDENTURE

SECTION 101. Effect of Original Indenture.

Except as specifically provided in this Sixteenth Supplemental Indenture, the Original Indenture, as heretofore supplemented and amended, shall remain in full force and effect.

ARTICLE TWO

AMENDMENTS TO THE INDENTURE

SECTION 201. Addition of Guarantors.

In accordance with Section 909 of the Original Indenture (as amended and supplemented prior to the date hereof), each of the following entities hereby agrees to become a Guarantor under the Original Indenture:

Name	Jurisdiction of Incorporation
Limited Liability Company “APR City/TVD”	Russian Federation
Limited Liability Company “Display”	Russian Federation
Media Support Services Limited	British Virgin Islands
Limited Liability Company “Outdoor Marketing (Russia)”	Russian Federation
Limited Liability Company “Outdoor Media Management”	Russian Federation
Outdoor Systems Limited	British Virgin Islands

SECTION 202. References in the Indenture

By reason of the Restricted Subsidiary Guarantees, and the continuation, as Guarantor, of the Guarantor under the Indenture, all references in the Indenture to the “Guarantors” are hereby deemed to refer to the following entities, and all references in the Indenture to each or any “Guarantor” are hereby deemed to refer to each of such entities:

Name	Jurisdiction of Incorporation
News Corporation	Delaware
News Australia Holdings Pty Ltd	Australia
Fox Entertainment Group, Inc.	Delaware
FEG Holdings, Inc.	Delaware
News America Marketing FSI, LLC	Delaware
News Publishing Australia Limited	Delaware
Limited Liability Company “APR City/TVD”	Russian Federation
Limited Liability Company “Display”	Russian Federation
Media Support Services Limited	British Virgin Islands
Limited Liability Company “Outdoor Marketing (Russia)”	Russian Federation
Limited Liability Company “Outdoor Media Management”	Russian Federation
Outdoor Systems Limited	British Virgin Islands

SECTION 203. Release of Certain Guarantors.

In accordance with Section 1205 of the Original Indenture as supplemented by Section 203 of the Fourth Supplemental Indenture, each of the following entities is hereby eliminated as a Guarantor under the Indenture:

Name	Jurisdiction of Incorporation
News Australia Holdings Pty Ltd	Australia
FEG Holdings, Inc.	Delaware
Fox Entertainment Group, Inc.	Delaware
News America Marketing FSI, LLC	Delaware
News Publishing Australia Limited	Delaware
Limited Liability Company “APR City/TVD”	Russian Federation
Limited Liability Company “Display”	Russian Federation
Media Support Services Limited	British Virgin Islands
Limited Liability Company “Outdoor Marketing (Russia)”	Russian Federation
Limited Liability Company “Outdoor Media Management”	Russian Federation

Outdoor Systems Limited	British Virgin Islands

SECTION 204. References in the Indenture.

By reason of the elimination of certain Guarantors pursuant to Section 203 hereof, and the continuation, as Guarantor, of the Guarantor under the Indenture, all references to the “Guarantor” are hereby deemed to refer to News Corporation, a Delaware corporation, as sole Guarantor.

ARTICLE THREE

MISCELLANEOUS

SECTION 301. Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

SECTION 302. Governing Law.

Subject to the following sentence, this Sixteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Sixteenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 303. Counterparts.

This Sixteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 304. Trustee.

The Trustee makes no representation as to the validity or sufficiency of this Sixteenth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantor and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed as of the day and year first above written.

News America Incorporated

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

News Corporation, as Guarantor

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

News Australia Holdings Pty Ltd, as Guarantor

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

FEG Holdings, Inc., as Guarantor

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

Fox Entertainment Group, Inc., as Guarantor

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs

Title:	Senior Executive Vice President and General Counsel

News America Marketing FSI, L.L.C. , as Guarantor

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

News Publishing Australia Limited, as Guarantor

By:	/s/ Lawrence A. Jacobs
Name:	Lawrence A. Jacobs
Title:	Senior Executive Vice President and General Counsel

Media Support Services Limited, as Guarantor

By:	/s/ Olga Bortnyaeva
Name:	Olga Bortnyaeva
Title:	as attorney

Outdoor Systems Limited, as Guarantor

By:	/s/ Olga Bortnyaeva
Name:	Olga Bortnyaeva
Title:	as attorney

Limited Liability Company “APR City/TVD”, as Guarantor

By:	/s/ Vladimir Semyachkin
Name:	Vladimir Semyachkin
Title:	General Director

Limited Liability Company “Display”, as Guarantor

By:	/s/ Olga Pavlova
Name:	Olga Pavlova
Title:	General Director

Limited Liability Company “Outdoor Marketing (Russia)”, as Guarantor

By:	/s/ Igor Chernenko
Name:	Igor Chernenko
Title:	General Director

Limited Liability Company “Outdoor Media Management”, as Guarantor

By:	/s/ Vladimir Ryabovol
Name:	Vladimir Ryabovol
Title:	General Director

U.S. Bank National Association, as Trustee

By:	/s/ James P. Freeman
Name:	James P. Freeman
Title:	Vice President

STATE OF NEW YORK	)

) ss.:

COUNTY OF NEW YORK	)

On this 23 day of May, 2007, before me personally appeared Lawrence Jacobs, who acknowledged himself to be the Senior EVP of News America Incorporated, and that he, as such, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of such corporation as such                 .

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By:	/s/ Jacinta T. Palmer
Name:	Jacinta D. Thomas Palmer
Title:	Notary Public, State of New York No. 01TH6062503 Qualified in Kings County Commission Expires Aug 6, 2009

[Notarial Seal]